Exhibit 99.1

For information, contact:

Media - Susan Moore, 281-836-7398

Investors - David Oatman, 281-836-7035

Exterran Announces Retirement of CFO William M. Austin

HOUSTON, Feb. 18, 2014 - Exterran Holdings, Inc. (NYSE: EXH) today announced that the company’s Chief Financial Officer, William M. Austin, 67, has decided to retire effective April 4, 2014. Until his retirement, he will continue to oversee his current responsibilities and assist in transition planning.

The company has engaged Crist|Kolder Associates to conduct a search for a successor.

“On behalf of the Board and Exterran’s employees, I want to thank Bill for his significant contributions since he joined Exterran in 2011,” said Brad Childers, Exterran’s President and CEO. “In addition to his financial leadership, Bill played a key role in driving the performance initiatives that have improved Exterran’s operating efficiency and financial performance. We sincerely wish him the best in his retirement.”

“I’ve been privileged to work with an extraordinary Exterran team, and I’ve enjoyed my time here, both professionally and personally,” said Austin. “I am thankful to have had the opportunity to contribute to Exterran’s success. In addition, I am confident that the company is well positioned for continued growth, I leave behind a strong financial team, and I feel this is the appropriate time to pursue some of my personal interests.”

Austin also plans to retire as Senior Vice President and director of Exterran GP LLC, the managing general partner of Exterran Partners (NASDAQ: EXLP),effective as of April 4, 2014.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran serves customers across the energy spectrum - from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries.

About Exterran Partners

Exterran Partners, L.P. is the leading provider of natural gas contract operations services to customers throughout the United States. Exterran Holdings owns an equity interest in Exterran Partners, including all of the general partner interest.

For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, expectations relating to Exterran Holdings’ future growth.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; and changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Source: Exterran Holdings, Inc.